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                                                                  EXHIBIT 10.6.2
                      ASSIGNMENT AND ASSUMPTION AGREEMENT

         This Assignment and Assumption Agreement (the "Agreement") is entered into as of the 31st day of December, 1996, between SEITEL GEOPHYSICAL. INC., dba, Eagle Geophysical ("Assignor") a Delaware corporation, with its principal place of business at 50 Briar Hollow Lane West, 7th Floor, Houston, Texas 77027 and EAGLE GEOPHYSICAL. INC. ("Assignee"), a Delaware corporation, with its principal place of business at 50 Briar Hollow Lane West, 7th Floor, Houston, Texas 77027.

                                    RECITALS

A. Assignor, as Lessee, has entered into a Master Equipment Lease Agreement, dated May 20, 1994, and the respective schedules, amendments, and addendums thereto, (collectively referred to herein as the "Lease") with MetLife Capital, Limited Partnership, a Delaware limited partnership ("MetLife"), as Lessor, whereby Assignor has leased from MetLife: Opseis Eagle Recording System and Ancillary Equipment; Opseis Eagle Telemetry Seismic Data Acquisition System; ATV's, Engine and Generator, Three 1994 Circle M Utility Trailers; One Spectrum Analyzer with Cables; Cable Strings Land/Marsh; MGA with hardware, Geophone Analyzer Test Equipment; Multiple Cables, all more fully described in the attached copies of the Lease documents herein as Exhibit "A" (the "Equipment"). Terms used in the agreement are, unless defined herein, used as defined in the Lease.

B. Lease documents attached as Exhibit "A". herein incorporated by this reference, are as follows: Master Equipment Lease Agreement dated 5/20/94; Addendum No. One dated 5/20/94; Amendment No. One dated 5/20/94; Amendment No. Two dated 9/16/94; Request to Purchase Addendum No. One dated 5/20/94 as amended by Amendment No. One dated 5/20/94 and Amendment No. Two dated 9/16/94; Request to Purchase Addendum No. Two dated 5/20/94 as amended by Amendment No. One dated 5/20/94 and Amendment No. Two dated 9/16194; Lease Closing Schedules 001, 002, 003, 004, 005, 006, 007, and 008 dated 7129194, 717194, 717194,
         7125194, 7125194, 7129194, 7129194, and 9/19/94, consecutively; and
         the 9/16/94 Letter of Correction (collectively referred to herein as "the Lease").

C. The Assignor wishes to assign to the Assignee, and the Assignee wishes to accept an assignment from the Assignor, of the Assignor's right, title and interest in and to the Lease.

D. Pursuant to the terms of the Lease, MetLife's consent to the assignment of Assignor's interest in the Lease is required. One of the conditions to MetLife's willingness to give that consent is that the parties enter into the covenants and make the representations and warranties set forth in this Agreement.

NOW, THEREFORE, The parties agree as follows:

1.       Assignment and Assumption.

         Assignor hereby sells, assigns, transfers and sets over unto Assignee and unto Assignee's successors and assigns, all right, title, and interest of Assignor under, in and to the Lease. The Assignee hereby assumes, and covenants with Assignor and MetLife to perform fully, all the duties of the Assignor under the Lease. It is expressly understood and agreed that Assignee assumes all such obligations notwithstanding the fact that some of such obligations may have accrued prior to the date hereof.

2.       Representations and Warranties of Assignee and Assignor.

         Assignee and Assignor represent and warrant individually and respectively as applicable, to MetLife as follows:

         a. The Assignee is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware and has the power and authority to enter into and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement has been duly





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                 authorized by all necessary action on the part of the Assignee and the Assignor, does not require any stockholder approval, or approval or consent of any general or limited partner, trustee or holders of any indebtedness or obligations of the Assignee or Assignor except such as have been duly obtained and does not and will not contravene any law, judgment, governmental rule, regulation or order applicable to or binding on the Assignee or Assignor or any of their subsidiaries or the certificates of incorporation or bylaws of the Assignee or Assignor or any of their subsidiaries or contravene the provisions of, or constitute a default under, or result in the creation of any lien (other than as permitted under the Lease) upon the property of the Assignee or Assignor under any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or agreement or instrument, or other contract or agreement to which the Assignee or Assignor or any of their subsidiaries are a party or by which they or any of their subsidiaries may be bound or affected;

         b. This agreement constitutes the legal, valid and binding obligation of the Assignee and Assignor enforceable against said pa ties in accordance with its terms;

         c. Except for the filings and recordings consummated at the time of execution of the Lease and except for the filing and recording of this Agreement, no further action, including any filing or recording of any document, is necessary or advisable in order to establish and protect MetLife's title to and interest in the Equipment as against the Assignee, the Assignor, and any third parties in any applicable jurisdictions in the United States.

3.       Assignor's Continuing Obligation and Guaranty.

         Assignor covenants with MetLife that notwithstanding its assignment of the Lease to the Assignee, Assignor will duly and punctually perform and observe each and every obligation, covenant, representation, warranty and agreement to be performed and observed by the Lessee under the provisions of the Lease, notwithstanding the fact that Assignee is similarly obligated by the terms of this Agreement to perform or observe those obligations, covenants, representations or warranties of Lessee arising pursuant to the terms of the Lease; provided, however, that Assignor shall have no obligation hereunder to make any payment to MetLife required by any Lease provision to the extent that Assignee has satisfied the obligations of the Lessee arising pursuant to such Lease provision. Except as expressly set forth in the preceding sentence, Assignor is not released in any respect from its obligations to MetLife arising under the Lease or related documents. The Assignor hereby acknowledges and consents that MetLife may agree with the Assignee to extend the time for making payments for any or all of the amounts due or to become due under the Lease and documents executed in conjunction therewith or that the Lease and documents in conjunction therewith may be changed in any manner at the option of said Assignee and without Assignor's consent and that Assignor's obligation to perform in accordance with this Paragraph 3 shall extend to such agreements as changed in the same manner as if such changes had been part of the agreements as originally executed and delivered.

         The Assignor hereby absolutely and unconditionally guarantees to MetLife the full and timely performance by the Assignee of all obligations whatsoever which the Assignee has incurred or is under or which the Assignee may at any time incur or be under to MetLife pursuant to or in connection with any of the transactions contemplated by the Lease and this Agreement; including but not limited to all obligations of the Assignee for the payment of money whether by reason of covenant, indemnity, breach of warranty or otherwise. MetLife shall not be bound to exhaust their recourse nor to take any other action against the Assignee or other parties or on any collateral they may hold before being entitled to payment by the Assignor of all amounts hereby guaranteed. The Assignor specifically agrees that it shall not be necessary or required in order to enforce the obligations of the Assignor hereunder that there be, and specifically waives: notice of performance or nonperformance of the Lease; demand of payment from the Assignee; presentment for payment upon Assignee or the making of any protest; notice of the amount of guaranteed obligations outstanding at any time; notice of nonpayment or failure to perform on the part of the Assignee;





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         and any other circumstances which might otherwise constitute a legal or equitable defense or discharge of a Guarantor.

4. Financial Data. During the term of this Agreement, Assignee will furnish to MetLife and will cause any guarantor of Assignees obligations to furnish to MetLife on request (i) annual balance sheet and profit and loss statements prepared in accordance with generally accepted accounting principles and practices consistently applied and, if MetLife so requires, accompanied by the annual audit report of an independent certified public accountant reasonably acceptable to MetLife, and (ii) all other financial information and reports that MetLife may from time to time reasonably request, including, if MetLife so requires, income tax returns of Assignee and any guarantor of Assignee's obligations hereunder.

         Assignee shall, from time to time, furnish all such information as MetLife may reasonably request concerning Assignee and its affairs and shall execute and deliver such documents and perform all such other acts that MetLife may reasonably request in order to carry out any transactions contemplated by this Agreement.

5.       Miscellaneous.

         This Agreement may not be amended without the express written consent of MetLife. This Agreement supersedes all prior agreements between the parties relating to the assignment from Assignor to Assignee of the Assignor's interest in the Lease or the Equipment.

6.       Counterparts.

         This Agreement may be signed in any number of counterparts required for the convenience of the parties, all of which when taken together shall form one and the same Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



                                ASSIGNOR:

                                SEITEL GEOPHYSICAL, INC., dba EAGLE GEOPHYSICAL


                                By  /s/ Jay N. Silverman
                                Its President

                                By  /s/ Marcia H. Kindrick
                                Its Assistant Secretary

                                ASSIGNEE:

                                EAGLE GEOPHYSICAL, INC.


                                By  /s/ Jay N. Silverman
                                Its President

                                By  /s/ Marcia H. Kindrick
                                Its Assistant Secretary




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                               CONSENT OF METLIFE

On the terms and conditions set forth above, MetLife Capital, Limited Partnership hereby consents to the assignment by SEITEL GEOPHYSICAL, INC., dba Eagle Geophysical of its interest under the Lease described above to EAGLE GEOPHYSICAL, INC. dated this 30th day of December, 1996.

                                        METLIFE CAPITAL, LIMITED PARTNERSHIP

                                        By: MetLife Capital Corporation
                                        Its: General Partner


                                        By  /s/ [illegible signature]
                                        Its Vice President






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[    ]   METROPOLITAN LIFE
                 AND AFFILIATED COMPANIES
                                                MASTER EQUIPMENT LEASE AGREEMENT
                 METLIFE CAPITAL CORPORATION

THIS AGREEMENT is entered into the 20th day of May, 1994 between METLIFE CAPITAL, LIMITED PARTNERSHIP ("Lessor") whose address is 10900 N. E. 8th Street, mailing address C-97550, Bellevue, Washington 98009 and Seitel Geophysical, Inc. d/v/a Eagle Geophysical ("Lessee") whose address is 50 Briar Hollow Lane West, 7th Floor, Houston, Texas 77027, Lessor and Lessee from time to time may enter into written agreements in the form of "Request to Purchase Addenda" for the purchase by Lessor of equipment and leasing of such equipment to Lessee. To facilitate such transactions, Lessor and Lessee are entering into this Master Equipment Lease Agreement (the "Master Lease"), the terms and provisions of which shall be incorporated by reference in each such Request to Purchase, and they MUTUALLY AGREE AS FOLLOWS:

1.       REQUEST TO PURCHASE

If Lessor agrees to acquire and lease equipment when requested by Lessee, the parties shall sign a Request to Purchase Addendum ("Request to Purchase") setting forth the particulars regarding the transaction, including, without limitation, the list of items of equipment (individually, an "Item" and, collectively, the "Equipment"), the prices of each Item (including disclosure of all rebates, discounts and other incentives received or receivable with respect thereto), "Related Costs," including taxes, transportation, installation and other applicable costs, the aggregate of the foregoing ("Total Cost"), length of the Basic Term, rental rates and other applicable provisions. "Cost of an Item" shall mean the price of the Item plus its applicable portion of Related Costs. In the absence of a signed Request to Purchase, this Master Lease shall not constitute a lease or a commitment by either party to enter into a lease.

2.       PURCHASE; ACCEPTANCE

         (a) REQUEST; SPECIFICATIONS. Signing a Request to Purchase shall constitute the request from Lessee to Lessor to purchase the Equipment, and the Request to Purchase and this Master Lease shall constitute the lease and agreement (the "Lease") regarding the Equipment. Lessee will assign to Lessor purchase orders or agreements issued or entered into by Lessee for the Equipment, or Lessor shall issue Lessor's purchase orders to the suppliers of the Equipment, as Lessor at the time shall deem appropriate, all in form and substance satisfactory to Lessor. At the time of signing the Request to Purchase, Lessee shall furnish Lessor detailed specifications ("Specifications") for the purchase of the Items, including descriptions, prices, delivery terms and instructions, installation provisions and all other applicable specifications. Lessee assumes full responsibility with respect to the selection of Items supplied for lease and the specification thereof; the Lessor shall have no liability or responsibility with respect thereto regardless of whether the specifications prove inadequate for the intended purpose or use.

         (b) INSPECTION; ACCEPTANCE. It is Lessee's responsibility to receive and promptly inspect and test each Item tendered for delivery by a supplier and the installation thereof. Lessee shall give Lessor written notice of acceptance of an Item as soon as it can be determined that the Item and its installation are in compliance with Specifications. As between Lessee and Lessor, the giving of such written notice shall constitute Lessee's irrevocable acceptance of the Item or Items designated in the notice, whether or not such items or their installation or Lessor's title to the same are defective in any respect, and notwithstanding any failure of an Item or its installation to conform to Specifications, without prejudice however to rights which Lessor and Lessee, or either of them, may have against any other person, whether with respect to design, manufacture, condition or otherwise.

         (c) PURCHASE CUT-OFF DATE. If, by the "Purchase Cut-Off Date" set forth in a Request to Purchase, Lessee shall not have given Lessor written notice of acceptance of an Item, Lessor shall have no obligation to purchase the Item or to lease it to Lessee. In such event, Lessee shall immediately pay all accrued interim Rental and reimburse Lessor for all sums Lessor may have paid for or with respect to the Item and for all Lessor's costs and expenses with respect thereto, and Lessee shall indemnify and defend Lessor against and hold Lessor harmless from any and all cost, expense, loss, liability and damage that Lessor may suffer or that may be asserted against Lessor by reason of Lessor's failure or refusal to purchase such Item. Any such item shall be deemed to be deleted from the Request to Purchase and no longer included in the Equipment.





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         (d)     CONDITIONS.  Lessee shall deliver to Lessor such further
instruments, documents and certifications as Lessor reasonably may request, including without limitation evidences of authority (e.g., corporate certificates, corporate resolutions, partnership documents and authorizations), evidence of insurance, purchase orders and acceptances thereof, purchase and sale agreements and financial information, and instruments and documents to implement, perfect or continue the perfection of Lessor's rights and remedies as owner and Lessor of the Equipment, including Uniform Commercial Code forms. Notwithstanding the execution, delivery or filing of any instruments or documents, it is agreed that this transaction is a lease and is not intended as security. Lessee's delivery of the foregoing and of the Specifications are conditions precedent to any obligation of Lessor to purchase or to make any commitments to purchase or pay for the Equipment or any item.

         (e) SUPPLEMENTAL LEASE SCHEDULE. If at any time prior to the Closing Date Lessee requests Lessor to add further Items to the Equipment, and if Lessor so agrees, Lessee shall execute a Supplemental Request to Purchase in a form supplied by Lessor, which shall become part of the Request to Purchase, subject to all of its provisions and the provisions of this Master Lease, and the equipment specified therein shall be Items of Equipment under the Lease.
If at any time after the Closing Date Lessee requests Lessor to add further Items to the Equipment, and if Lessor so agrees, Lessee shall execute an additional Request to Purchase Addendum, amending the Lease to include such Items as part of the equipment and setting forth the particulars with respect thereto. The Basic Term with respect to all Equipment, including Items covered by a Supplemental Lease Schedule, shall terminate in accordance with the provisions of the original Request to Purchase.

         (f) CLOSING. Following the date ("Closing Date") which is the earlier of (i) the date Lessee gives Lessor written notice of acceptance of the last Item or (ii) the Purchase Cut-Off Date (or on such other day as is mutually agreed), Lessor shall send Lessee a Closing Schedule, setting forth any adjustments to descriptions and Costs of Items and Total Cost and confirming the Closing Date and amount of Periodic Rental installments and payment schedules. Such Closing Schedule and the facts and determinations set forth therein shall be conclusive unless, within sixty (60) days after the Closing Schedule is sent by Lessor to Lessee, Lessee shall give Lessor written notice specifying any claimed error therein. Notwithstanding any such notice, Lessee shall pay all rentals as they become due. If Lessee establishes an error that affects the amount of rentals, Lessor shall give Lessee a credit for any overpayment of rentals, and Lessee promptly shall pay Lessor any underpayments.

3.       LESSEE'S WARRANTIES

         (a) Lessee represents and warrants to Lessor that it is a corporation or partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and that it is qualified to do business in every jurisdiction where the failure to qualify would have a materially adverse effect on Lessor's rights hereunder; it has taken all corporate or partnership action which may be required to authorize the execution, delivery and performance of this Lease, and such execution, delivery and performance will not conflict with or violate any provision of its Charter or Articles or Certificate of Incorporation, By-laws or any provisions thereof, or in the case of a partnership, its Certificate of Partnership or Limited Partnership and its Partnership Agreement, or result in a default or acceleration of any obligation under any agreement, order, decree or judgment to which it is a party or by which it is bound, nor is it now in default under any of the same; there is no litigation or proceeding pending or threatened against it which may have a materially adverse effect on Lessee or which would prevent or hinder the performance by it of its obligation hereunder; this lease and the attendant documents constitute valid obligations of the Lessee, binding and enforceable against it in accordance with their respective terms; no action by or with any commission or administrative agency is required in connection herewith; it has the power to own its assets and to transact business in which it is engaged; it will give to Lessor prompt notice of any change in its name, identity or structure.

         (b) Lessee's written acceptance of an Item and its installation shall constitute a REPRESENTATION AND WARRANTY BY Lessee to Lessor that: (i) the Item is personal property in good order and condition and, unless Lessor otherwise agrees in writing, has not been used prior to the time of such written notice of acceptance, the Equipment does not constitute "imported property covered by an Executive order" as defined in Section 168(g)(6) of the Internal Revenue Code of 1986 ("Code"), and that the recovery period set forth in the Request to Purchase is the period applicable under the Code to the Equipment; and (ii) at all times Lessee shall keep the Equipment in Lessee's possession at the address specified in the Request to Purchase unless Lessor shall otherwise consent in writing. Lessee shall not cause, suffer or permit any Item to be attached or affixed to real property or improvements





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thereon (collectively, "Realty") unless Lessor first shall consent thereto in writing and Lessee shall have obtained from all persons having any interest in the Realty written consents which approve such attachment, waive any claims to or encumbrances upon attached Items and consent to the detachment and removal of such Items at any time by Lessor or Lessee. Notwithstanding attachment of any Items to Realty, all the Equipment at all times shall be and remain personal property. Upon termination of Lessee's right to possession of the Equipment, whether by expiration of the Term or otherwise, Lessee at its sole cost and expense shall detach and remove the Equipment from the Realty and save Lessor harmless from and indemnify and defend Lessor against any claim, demand, loss, liability, and damage arising from such detachment, removal or both.

4.       TERM OF LEASE

The term of the Lease ("Term") shall consist of an "Interim Term" and a "Basic Term." The Interim Term shall begin on the date that Lessee first gives Lessor written notice of acceptance of an Item or written approval for partial payment, whichever is earlier, and shall continue until the time the Basic Term begins. The Basic Term shall begin on the Closing Date and shall continue for the length of the Basic Term set forth in the Request to Purchase.

5.       INTERIM RENTAL

During the Interim Term, Lessee shall pay rent monthly ("Interim Rental"), on a calendar month basis, in an amount determined by Lessor by applying the "Interim Rental Rate" set forth in the Request to Purchase to portions of the Total Cost then or theretofore expended by Lessor, for the number of days such sums are outstanding during such calendar month. The "prime rate" referred to in this Lease shall mean the rate per annum announced by Chase Manhattan Bank, New York City, from time to time as its prime rate, whether or not such rate is applied by said bank to any then outstanding loans, changing with each announced change of such prime rate. Lessee shall pay Lessor each installment of Interim Rental on the fifteenth day after the end of such calendar month.

6.       PERIODIC RENTAL

Lessee shall pay rent ("Periodic Rental") for the Basic Term in an amount calculated by multiplying the Total Cost by the Periodic Rental Rate set forth in the Request to Purchase multiplied by the number of months constituting the length of the Basic Term. Lessee shall pay installments of Periodic Rental to Lessor in accordance with the payment schedule set forth in the Request to Purchase.

7.       LATE PAYMENT

If any installment of rent or other sum owing under the Lease shall not be paid when due and shall remain unpaid for ten (10) days, Lessee shall pay Lessor a late charge equal to five percent (5%) of the amount delinquent, but in no event at a rate greater than limited by any applicable law. Such late charge is in addition to and not in lieu of other rights and remedies Lessor may have.

8.       INSURANCE

Lessee shall procure and continuously maintain and pay for (a) all risk physical damage insurance covering loss or damage to the Equipment for not less than the full replacement value thereof naming Lessor as Loss Payee and (b) bodily injury and property damage combined single limit liability insurance naming Lessor as Additional Insured, all in such amounts and against such risks and hazards as are set forth in the Request to Purchase, with insurance companies and pursuant to contract or policies and with deductibles thereon satisfactory to Lessor. All contracts and policies shall include provisions for the protection of Lessor notwithstanding any act or neglect of or breach or default by Lessee, shall provide that they may not be modified, terminated or cancelled unless Lessor is given at least ten (10) days' advance written notice thereof, and shall provide that the coverage is "primary coverage" for the protection of Lessee or Lessor notwithstanding any other coverage carried by Lessee or Lessor protecting against similar risks. Lessee shall promptly notify any appropriate insurer and Lessor of each and every occurrence which may become the basis of a claim or cause of action against the insureds and provide Lessor with all data pertinent to such occurrence. Lessee shall furnish Lessor with certificates of such insurance or copies of policies upon request, and shall furnish Lessor with renewal certificates not less than ten
(10) days prior to the renewal date. Proceeds of all insurance shall be payable first to Lessor to the extent of its liability or interest as the case may be.





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9.       TAXES

Lessee shall pay or reimburse Lessor for the payment of all taxes, fees, assessments and other governmental charges of whatsoever kind or character and by whomsoever payable on or relating to any Item of Equipment or the sale, purchase, ownership, use, value, value added, possession, shipment, transportation, delivery or operation thereof or the exercise of any option, election or performance of any obligation by Lessee hereunder, which may accrue or be levied, assessed or imposed during the Term and any Renewal Term or which remain unpaid as of the date of surrender of such Item to Lessor, and all taxes of any kind imposed by any federal, state, local or foreign taxing authority against Lessor on or measured by any amount payable by Lessee hereunder, including, without limitation, all license and registration fees and all sales, use, value, ad valorem, personal property, excise, gross receipts, stamp or other taxes, imposts, duties and charges together with any penalties, fines or interest thereon, except taxes of Lessor on net income imposed by the United States or any state. Lessee shall reimburse Lessor for any payments made by Lessor which are the obligation of Lessee under the Lease, but Lessee shall not be obligated to pay any amount under this Section so long as it shall in good faith and by appropriate proceedings contest the validity or the amount thereof, unless such contest would adversely affect the title of Lessor to any Item of Equipment or would subject any Item to forfeiture or sale. Lessee shall indemnify Lessor on an after-tax basis against any loss, claim, demand and expense, including legal expense, resulting from such nonpayment or contest, and further agrees to indemnify Lessor against any and all taxes, assessments and other charges imposed upon Lessor under the laws of any federal, state, local or foreign government or taxing authority, as a result of any payment made by Lessee pursuant to this Section. Whenever this lease terminates as to any Item, Lessee will, on request, advance to Lessor the amount estimated by Lessor to equal personal property taxes on the Item which are not yet payable but for which Lessee will afterward become liable hereunder; Lessor will account to Lessee for such advances. On request of either Lessor or Lessee, the other will submit written evidence of all payments required of it under this section.

10.      MAINTENANCE, ETC.

         (a) Lessee at its expense at all times shall: (i) keep the Equipment in good and efficient working order, condition and repair, ordinary wear and tear excepted, and make all inspections and repairs, including replacement of worn parts, to effect the foregoing and to comply with requirements of laws, regulations, rules and provisions and conditions of insurance policies; and (ii) pay all costs, expenses, fees and charges incurred in connection with the use or operation of the Equipment and of each Item, including but not limited to repairs, maintenance, storage and servicing. Lessee shall not make any alterations, substitutions, improvements or additions to the Equipment or Items, except those required in order to comply with laws, regulations, rules and insurance policies, unless Lessor first shall have consented thereto in writing. Notwithstanding any consent by Lessor, Lessee shall pay all costs and expenses of the foregoing. All replacements, repairs, improvements, alterations, substitutions and additions shall constitute accessions to the Equipment and title thereto shall vest in Lessor.

         (b) Lessor hereby transfers and assigns to Lessee, for so long during the Term and any Renewal Term as Lessee is not in default, Lessor's right, title and interest in, under and to any assignable factory and dealer warranty, whether express or implied, with respect to the Equipment. All claims and actions upon any warranty shall be made and prosecuted by Lessee at its sole cost and expense. Lessor shall have no obligation to make or prosecute any claim upon or under a warranty. So long as Lessee shall not be in default, Lessor shall cooperate with Lessee with respect to a claim on a non-assignable warranty, at Lessee's expense. Lessee shall have proceeds of a warranty claim or recovery paid to Lessor. Lessor shall make such proceeds available for any repair, restoration or replacement to correct such warranted condition. Excess proceeds shall be used to reduce Lessee's Lease obligations.

11.      USE

So long as Lessee shall not be in default, Lessee shall be entitled to the possession, use and quiet enjoyment of the Equipment during the Term and any Renewal Term in accordance with the terms of the Lease. Unless a purchase option is exercised, Lessee shall deliver and surrender the Equipment to Lessor at the end of the Term or Renewal Term in accordance with paragraph 20, hereof. Lessee warrants that the Equipment will at all times be used and operated solely in the conduct of Lessee's business for the purpose for which it was designed and intended and under and in compliance with applicable laws and all lawful acts, rules, regulations and orders of any governmental bodies or officers having power to regulate or supervise the use of such property, except that Lessee may in good faith and by appropriate proceedings contest the application of any such rule, regulation or order in any reasonable manner





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that will not adversely affect the title of Lessor to any Equipment or subject the same to forfeiture or sale. Lessee will not permit its rights or interests hereunder to be subject to any lien, charge or encumbrance and will keep the Equipment free and clear of any and all liens, charges, encumbrances and adverse claims (except those arising from acts of Lessor).

12.      NET LEASE; LOSS AND DAMAGE

         (a) This is a net lease. Lessee assumes all risk of and shall indemnify Lessor against all damage to and loss of the Equipment from any cause whatsoever, whether or not such loss or damage is or could have been covered by insurance. Except as otherwise specifically provided herein, the Lease shall not terminate and there shall be no abatement, reduction, suspension or deferment of Interim or Periodic Rental for any reason, including damage to or loss of the Equipment or any one or more Items. Lessee promptly shall give Lessor written notice of any material loss or damage, describing completely and in detail the cause and the extent of loss and damage. At its option, Lessee shall (i) repair or restore the damaged or lost Items to good condition and working order; or (ii) replace the damaged or lost Items with similar equipment in good condition and working order; or (iii) pay Lessor in cash the Stipulated Loss Value of the damaged or lost Items. Upon Lessee's complying with the foregoing, Lessor shall pay or cause to be paid over to Lessee the net proceeds of insurance, if any, with respect to such damage or loss. "Damage" and "loss" shall include damages and losses of any kind whatsoever including, without limitation, physical damage and partial or complete destruction, including intentionally caused damage and destruction, and theft.

         (b) If Lessee pays Lessor the Stipulated Loss Value for an Item, then the Lease shall terminate with respect to that Item, that Item shall no longer be deemed part of the Equipment and Lessee shall be entitled to retain the Item. However, it is understood that Lessor makes no representation or warranty with respect to the Item, and further that Lessor shall have no obligation to pay any tax with respect thereto. In the event that Lessee pays Lessor the Stipulated Loss Value for an Item, no further Interim Rental shall be payable with respect to the Item, and Periodic Rental for the remainder of the Term shall be reduced by multiplying the Cost of that Item by the Periodic Rental Rate by the number of months then remaining in the Basic Term.

13.      STIPULATED LOSS VALUE

The Stipulated Loss Value of an Item shall be a sum computed by Lessor, which shall not exceed the amount determined by multiplying the Cost of the Item by the Stipulated Loss Factor as set forth in the Request to Purchase for the Lease Year during which the loss of the Item occurs. Stipulated Loss Value is based on the recovery period specified in the Request to Purchase.

14.      OWNERSHIP AND MARKING

Lessee has not and by execution and performance hereof will not have or obtain any title to the Equipment or any other interest therein except as Lessee hereunder and subject to all the terms hereof. Title to the Equipment shall at all times remain in Lessor and Lessee at its expense shall protect and defend the title of Lessor and keep it free of all claims and liens other than the rights of Lessee hereunder and claims and liens created by or arising through Lessor. Lessee will treat this transaction as a lease for tax purposes and will not claim any credit or deduction inconsistent with Lessor's ownership of the Equipment. On or before the delivery thereof, Lessee will cause each Item of Equipment (to the extent practicable and, to the extent not practicable, then each major component) to be plainly, permanently and conspicuously marked by stenciling or by a metal tag or plate or decal affixed thereto with the following legend:

         PROPERTY OF AND LEASED FROM METLIFE CAPITAL, LIMITED PARTNERSHIP 10900 N.E. 4TH, SUITE 500 C-97550, BELLEVUE, WASHINGTON 98009

Lessee shall replace any such marking which may be removed or destroyed or become illegible and keep the Equipment free from any markings or labelings which might be interpreted as a claim of ownership thereof by Lessee or any other person except Lessor or its assigns.

15.      LESSEE'S INDEMNITIES





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
         (a) GENERAL INDEMNITIES. Lessee will defend, indemnify and hold harmless Lessor from and against any claim, cause of action, damage, liability, cost or expense (including but not limited to legal fees and costs) which may be asserted against or incurred in any manner by or for the account of Lessor or Lessee (i) relating to the Equipment or any part thereof, including without limitation the manufacture, construction, purchase, delivery, acceptance or rejection, installation, ownership, sale, leasing, removal or return of the Equipment, or as a result of the use, maintenance, repair, replacement, operation or the condition thereof (whether defects are latent or discoverable); (ii) by reason or as a result of any act or omission of Lessee for itself; (iii) as a result of claims for patent, trademark or copyright infringement; or (iv) as a result of product liability claims or claims for strict liability.

         (b) FEDERAL TAX INDEMNITIES. If Lessor shall lose the right to claim, suffer a disallowance of or be required to recapture all or any portion of (i) the accelerated cost recovery deductions pursuant to Code Section 168 with respect to the Total Cost for property with recovery period(s) referred to in the Request to Purchase, then, unless such result is due to Lessor's act or omission (other than its exercise of remedies after default) or to a loss for which Lessee pays the Stipulated Loss Value of the affected Equipment, Lessee shall pay to Lessor on demand a sum equal to the amount of deductions or credits lost by Lessor as a result of such event, plus the amount of any interest, penalties and additions to tax payable by Lessor as a result of such event. The amount of lost deductions and credits to be paid by Lessee pursuant to this Section shall be computed by Lessor so as to cause Lessor's after-tax rate of return on investment and after-tax cash flows in respect of the Lease to equal that which would have been realized by Lessor if such event had not occurred, but without regard to whether Lessor has or would have had taxable income sufficient to use the lost deductions or credits.

         (c) Lessee shall indemnify Lessor against any and all taxes, assessments and other charges imposed upon Lessor under the laws of any federal, state, local or foreign government or taxing authority, as a result of any payment made by Lessee pursuant to this Section 15.

16.      PURCHASE AND RENEWAL OPTIONS

         (a) PURCHASE OPTION. Lessee may purchase all, but not less than all of the Equipment on the last day of the Term or any Renewal Term (the "Option Date"), for cash, at the Equipment's then Fair Market Value, provided Lessee is not then in breach or default and that Lessee gives Lessor written notice of election to purchase at least sixty (60) days prior to the Option Date. Upon payment of the purchase price and all Rentals and other sums owing or to become owing to and including the Option Date, Lessor shall transfer to Lessee all of Lessor's right, title and interest in the Equipment, in its then condition, without any representation or warranty other than the warranty that the Equipment is not subject to any liens resulting from acts of Lessor. For purposes of this Lease, the term "Fair Market Value" shall be an amount agreed upon by Lessor and Lessee or if such parties are unable to agree prior to the Option Date, such value shall be determined by an appraiser chosen by mutual agreement. Lessee shall pay the fees and expenses of the appraiser.

         (b) RENEWAL OPTION. At the end of the Term or of a Renewal Term (the "Option Date"), provided there shall be no breach or default by Lessee or event which with the giving of notice or passage of time, or both, might mature into an event of default, Lessee may renew the lease for such additional period of time (the "Renewal Term") as may be agreed upon by Lessor and Lessee, by giving Lessor written notice of election to renew at least sixty (60) days before the Option Date. If Lessor and Lessee do not otherwise agree on the length of the Renewal Term, it shall be for a period of twelve (12) calendar months. The rental for the Renewal Term shall be the Equipment's fair market rental value as of the first day of the Renewal Term. If by the Option Date the parties do not agree as to the rental, the fair market rental value shall be determined by an independent appraiser selected by mutual agreement. Lessee shall pay rental installments based on Lessor's estimate of fair market rental value until the issue is resolved, at which time appropriate additional payments or credits shall be made or given. Lessee shall pay the fees and expenses of the appraiser. All provisions of the Lease shall continue in full force and effect during a Renewal Term except for the amount of the rental.

17.      LESSOR MAY PERFORM

If Lessee at any time shall fail to pay to any person any sum which Lessee is required by the Lease to pay or shall fail to do or perform any other thing Lessee is required by the Lease to do or perform, Lessor at its option may pay such sum or do or perform such thing, and Lessee shall reimburse Lessor on demand for the amount of such payment and for the cost and expense which may be incurred by Lessor for such acts or performance, together with interest thereon at the Default Rate from the date of demand until paid.

18.      DEFAULT

         (a) EVENTS OF DEFAULT. Each of the following shall constitute an event of default: (i) failure to perform and comply with the provisions and conditions of Section 8 hereof or to pay any sum, including installments of rental, on the date when due; (ii) failure to perform and comply with any other provision or condition of the Lease within thirty (30) days after Lessor shall have given Lessee written notice of default with respect thereto, or failure to make good, within thirty (30) days after written notice by Lessor to Lessee, any representation or warranty, whether made in the Lease or in any certificate, agreement, instrument or statement, including income and financial statements, which shall prove to have been incorrect in any material respect when made; (iii) any event of default occurs with respect to any obligations of Lessee to Lessor on or with respect to any transactions, debts, undertakings or agreements other than the Lease; (iv) the failure of Lessee generally to pay debts as they become due in the ordinary course of business or the filing of any application for the appointment of a receiver for a major part of Lessee's assets or the filing of any petition or application by or against Lessee under any present or future laws for the relief of debtors or for the subjection of the property of a debtor to the control of any court, tribunal or agency for the benefit of creditors, including proceedings under the Bankruptcy Code, if the proceeding commenced by such filing shall not be dismissed within sixty
(60) days from the date of filing; (v) the execution by Lessee of a general assignment for the benefit of creditors; (vi) the merger, consolidation, reorganization, conversion to a Subchapter "S" status or dissolution of a corporate or partnership Lessee, which has a materially adverse effect upon Lessor's position under the Lease.

         (b) EFFECT ON REQUEST TO PURCHASE. Upon the occurrence of an Event of Default, Lessor shall have no further obligation to Lessee to purchase Equipment or Items or to lease any thereof to Lessee.

         (c) REMEDIES. (i) Upon the occurrence of an event of default as provided above, Lessor may at its option (1) proceed by appropriate court action or actions, either at law or in equity, to enforce performance by the Lessee of the applicable covenants of this Lease or to recover damages for the breach thereof; or (2) by notice in writing to the Lessee terminate Lessee's right of possession of the Equipment, whereupon all rights of the Lessee to use the Equipment shall absolutely cease and terminate, but Lessee shall remain liable as herein provided. Upon such a termination, Lessee at its expense shall redeliver the Equipment to Lessor. If Lessee shall fail to do so, Lessor may retake possession of the Equipment by entering upon any premises at any reasonable time and thereafter Lessor may hold, possess, sell, upgrade, lease to others or enjoy the same, free from any right of Lessee, or its successors or assigns. If Lessor is required to retake possession, Lessee upon demand shall reimburse Lessor for all costs and expenses relating thereto. Notwithstanding such redelivery or retaking Lessor shall have a right to recover from Lessee any and all amounts which under the terms of the Lease may be then due or which may have accrued to the date of such termination, and also to recover forthwith from the Lessee its damages for loss of a bargain and not as a penalty, an amount equal to the higher of Fair Market Value or the Stipulated Loss Value of the Equipment as of the rent payment date on or next preceding the date of default, less: (1) the amount Lessor in fact receives from the sale of the Equipment, after deduction of all estimated expenses of such sale (Equipment which Lessor is unable to recover shall at Lessor's option be deemed worthless.) or, (2) at Lessor's election, the present value of the non-cancellable regularly scheduled rentals receivable from a subsequent lease of all or part of the Equipment entered into by Lessor (discounted at the Default Rate), and taking into account only the rentals receivable from the commencement date of such subsequent lease until the end of the Lease Term specified in the Request to Purchase for such Equipment. In addition, Lessee shall be liable to Lessor for all costs and expenses incurred by Lessor by reason of Lessee's breach or default. In addition to the foregoing, the Lessee shall be liable for interest on any of the above referenced amounts from and after the due date at the Default Rate, or the legal limit, whichever is smaller. (ii) "Lessor's costs and expenses incurred by reason of Lessee's breach or default" shall include, without limitation, costs and expenses of receiving or retaking possession of the Equipment, storing, holding, transporting, insuring, caring for, servicing, maintaining and renting the Equipment or Items and collecting rents and professional fees and expenses with respect to or incurred by reason of the breach or default, including legal fees and expenses for advice and legal services in any actions or proceedings which Lessor may commence or in which Lessor may appear or participate to exercise or enforce any rights or remedies or to protect or preserve any rights or interests, and in all reviews of and appeals from any such actions or proceedings. (iii) The "Default Rate" of interest shall be a rate per





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
annum computed monthly which shall be five (5) percentage points above the prime rate, but not greater than the maximum rate, if any, limited by applicable law.

19.      RIGHTS CUMULATIVE

Unless otherwise expressly provided herein, all rights and remedies of Lessor are concurrent and cumulative. The exercise or partial exercise of any remedy shall not restrict Lessor from further exercise of that remedy or any other remedy.

20.      SURRENDER

At any time that Lessee is required to deliver the Equipment to Lessor, Lessee shall immediately cease using the Equipment and at Lessee's expense shall redeliver and surrender the Equipment to Lessor in good order, condition and repair, ordinary wear and tear excepted, securely crated and safely packed, at a place to be designated by Lessor in the State where the Equipment by the terms of the Request to Purchase is required to be kept, and, if Lessor so specifies, loaded FOB a common or contract carrier designated by Lessor.

21.      HOLDOVER

If Lessee shall not immediately redeliver and surrender any Item of Equipment to Lessor when required by the terms hereof, Lessee shall pay Lessor, at such time or times as Lessor may demand, a sum equal to a one-month installment of Periodic Rental for each calendar month or fraction of a month during which such failure to redeliver and surrender continues.

22.      INSPECTION; REPORTS

Lessor, its agents and employees shall have the right to enter upon any premises where the Equipment or Items are then located to inspect and examine the same during normal business hours and at any other times if Lessor reasonably believes any Items or Lessor's rights are in jeopardy of damage or loss. So long as Lessee's not in default, Lessor shall give Lessee not less than twenty-four (24) hours notice of such inspection. Lessee shall immediately give Lessor written notice of any damage to or loss of the Equipment or any Items from any cause, including without limitation damage or loss caused by accident, the elements, intentional acts and theft. Such notice shall set forth an itemization of the affected Items and a detailed account of the event, including names of any injured persons and a description of any damaged property arising from any such event or from any use or operation of the Equipment or any Items. All rights granted to Lessor herein are for the benefit of Lessor and shall not be construed to impose any obligation on Lessor, whether or not Lessor makes any inspections or receives any reports.

23.      FINANCIAL AND OTHER DATA

During the Term and any Renewal Term, Lessee: (a) shall furnish Lessor annual balance sheets and profit and loss statements of Lessee and any guarantor of Lessee's obligations accompanied, at Lessor's request, by the audit report of an independent certified public accountant acceptable to Lessor; and (b) at Lessor's request, shall furnish Lessor all other financial information and reports reasonably requested by Lessor at any time, including quarterly or other interim balance sheets and profit and loss statements of Lessee and any such guarantor. Lessee shall furnish such other information as Lessor may reasonably request at any times concerning Lessee and its affairs.

24.      WARRANTY OF INFORMATION

Lessee warrants that all information furnished and to be furnished to Lessor is accurate and that all financial statements it has furnished and hereafter may furnish Lessor, including operating statements and statements of condition, are and will be prepared in accordance with generally accepted accounting principles, consistently applied, and reasonably reflect and will reflect, as of their respective dates, results of the operations and the financial condition of Lessee and any other entity they purport to cover.

25.      NON-WAIVER

Neither the acceptance by Lessor of any payment or any other performance, nor any act or failure of Lessor to act or to exercise any rights, remedies or options in any one or more instances shall constitute a waiver of any such right, remedy or option or of any other then existing or thereafter accruing right, remedy or option, or of any breach of





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
default then existing or thereafter occurring. No purported waiver by Lessor of any right, remedy, option, breach or default shall be binding unless in writing and signed by an officer of Lessor. A written waiver by Lessor of any right, remedy, option, breach or default shall not constitute a waiver or any other then existing or thereafter accruing right, remedy or option or of any other then existing or thereafter occurring breach or default.

26.      NOTICES; PAYMENTS

         (a) A written notice may be given: (i) by delivering the same to a corporate officer of the party to whom it is directed (the "Addressee"), or to a general partner if the Addressee is a partnership, or to the owner if the Addressee is a sole proprietorship; or (ii) by mailing the notice to the Addressee by first class mail, registered or certified, with postage prepaid, addressed to the Addressee at the address following its name in the opening paragraph of the Request to Purchase or to such other address as Addressee may specify by notice in writing given in accordance with this Section. A notice so mailed shall be deemed given on the third business day following the date of mailing. A "business day" shall be any day that is not a Saturday or Sunday or legal holiday.

         (b) The Lessee shall make all payments to Lessor at the place where the notice is to be mailed to Lessor pursuant to subparagraph (a). Payments are deemed paid when received by Lessor.

27.      ASSIGNMENT

         (a) Lessee shall not assign the Lease or any rights in or to the Equipment or Items. Any attempted assignment shall be of no effect, unless Lessor first shall have consented thereto in writing. Lessor's consent to an assignment in any one or more instances shall not impose any obligation upon Lessor to consent to any other or further assignments. Lessor's consent to an assignment shall not release Lessee from any obligations with respect to the Lease unless expressly so stated in the written consent.

         (b) All rights of Lessor hereunder may be assigned, pledged, mortgaged, transferred or otherwise disposed of, either in whole or in part, without notice to Lessee but subject always to the rights of Lessee under this Lease. If Lessee is given notice of any such assignment, Lessee shall acknowledge receipt thereof in writing. In the event that Lessor assigns this Lease or the rent due or to become due hereunder or any other interest herein, whether as security for any of its indebtedness or otherwise, no breach of default by Lessor hereunder or pursuant to any other agreement between Lessor and Lessee, should there be one, shall excuse performance by Lessee of any provision hereof, it being understood that in no event of such default or breach by Lessor that Lessee shall pursue any rights on account thereof solely against Lessor. No such assignee shall be obligated to perform any duty, covenant or condition requested to be performed by Lessor under the terms of this Lease.

28.      SURVIVAL

The representations warranties, indemnities and agreements of Lessee, and Lessee's obligations under any and all provisions of the Lease, shall survive the expiration or other termination of the Lease, shall be binding upon its successors and assigns and are expressly made for the benefit of and shall be enforceable by Lessor and its successors and assigns.

29.      MISCELLANEOUS

         (a) The term "Lessor" shall mean the Lessor named herein and its successors and assigns.

         (b) Whenever the context so requires, any pronoun gender includes all other genders, and the singular includes the plural. If more than one person constitute Lessee, whether as a partnership or otherwise, all such persons are and shall be jointly and severally liable for all agreements, undertakings and obligations of Lessee.

         (c) All captions and section, paragraph and other divisions and subdivisions are for convenience of reference only and shall not affect the construction, interpretation or meaning of the agreement or Lease or of any of the provisions thereof.

         (d) This Lease shall be governed by and construed according to the law of the State of Washington.

         (e)     This Lease shall be binding upon and, except as limited in
Section 27 hereof, shall inure to the benefit of Lessor and Lessee and their respective successors and assigns.

         (f) This lease cannot be cancelled or terminated except as expressly provided herein.

         (g) Wherever Lessor's consent is required hereunder, such consent will not be unreasonably withheld.

         (h) Lessee's obligation to pay or reimburse Lessor for expenses as provided hereunder shall be limited to reasonable expenses.

30.      LESSOR'S DISCLAIMER

Lessee acknowledges and agrees that it has selected both the Equipment of the type and quantity which is the subject of this Lease and the supplier from whom Lessor purchased the Equipment. LESSOR MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE DESIGN, COMPLIANCE WITH SPECIFICATIONS, CONDITION, QUALITY, WORKMANSHIP, OR THE SUITABILITY, ADEQUACY, OPERATION, USE OR PERFORMANCE OF THE EQUIPMENT OR AS TO ITS MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE. ANY DELAY IN DELIVERY SHALL NOT AFFECT THE VALIDITY OF THIS LEASE. The Lessee understands and agrees that neither the supplier nor any salesman or any agent of the supplier is an agent of Lessor. No salesman or agent of supplier is authorized to waive or alter any term or condition of this Lease, and no representation as to the Equipment or any other matter by the supplier shall in any way affect Lessee's duty to pay the rent and perform its obligations as set forth in this Lease. Lessor shall not be liable to Lessee for any incidental, consequential, or indirect damages or for any act, neglect, omission, breach or default by any third party.

31.      NO AFFILIATION WITH SUPPLIERS

Lessee warrants that neither it nor any of its officers, directors (if a corporation) or partners (if a partnership) has, directly or indirectly, a substantial financial interest in the manufacturer or supplier of any Equipment except as previously disclosed in writing to Lessor.

32.      ENTIRE AGREEMENT.

This Lease and any Requests to Purchase hereto shall constitute the entire agreement between the parties and shall not be altered or amended except by an agreement in writing signed by the parties hereto or their successors or assigns.

IN WITNESS WHEREOF Lessor and Lessee have signed this agreement as of the day and year first hereinabove written.

LESSOR:                                  LESSEE:

METLIFE CAPITAL,                         SEITEL GEOPHYSICAL, INC.
Limited Partnership                      dba Eagle Geophysical

By METLIFE CAPITAL CORPORATION,
General Partner                          By:  /s/ [illegible signature]

By:  /s/ [illegible signature]           Its  President

Its: Sr. Vice President                  By ___________________________________

                                         Its __________________________________






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